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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-39171) and the Registration Statements on Form S-8 (No. 333-59163, No. 333-59157, No. 333-21997, No. 33-86634, and No. 33-94872)
pertaining to the 1992 Stock Option Plan and the 1998 Employee Stock Purchase Plan of Lynx Therapeutics, Inc. of our report dated February 4, 2000, with respect to the consolidated financial statements of Lynx Therapeutics, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                          /s/ ERNST & YOUNG LLP
                                          --------------------------------------

Palo Alto, California
March 10, 2000